PETECH
ENTERPRISES, INC

PeTech Enterprises, Inc
5707 Spanish Oak, Houston, Texas 77066

APPRAISAL REPORT

ON CERTAIN PROPERTIES

owned by

TORCHLIGHT ENERGY RESOURCES, INC.

As of

December 31, 2017

January 30, 2017

Mr. John Brda

Chief Executive Officer

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway #3600

Plano, TX 75093

Dear Mr. Brda,

At your request PeTech Enterprises, Inc. ("PEI") has prepared an estimate of certain hydrocarbon reserves owned by Torchlight Energy Resources, Inc. ("TER") in the State of Oklahoma as of December 31, 2017. This evaluation was completed by January 30, 2018.

These estimates include only proved reserves and were prepared in accordance with the United States Securities and Exchange Commission ("SEC") guidelines rule 4-10 Regulation S-X for evaluating and reporting oil and gas reserves. Rule 4-10 defines reserves as **"…those quantities of oil and gas, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible-from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations-prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for estimation. ……..Reserves which can be produced through the application of improved recovery technique…..Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-months period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion. A more complete description of the rule is attached as an Appendix.**

Acceptable evaluation geological, engineering and accounting (cost, taxes, etc.) practice principles were utilized to reach the results of this evaluation. Results were based on historical oil, gas and water production information, geological maps and logs. The evaluation was based on information provided by the company. Data such as lease operating costs, ownership interests and projections for future activities were relied on to be true. Updated production information was obtained from a third party, independent source. In all cases PEI has reviewed the data to ensure reasonable values, consistency and dependability.

OPERATIONS

This evaluation covers the company operation in Kingfisher and Johnston Counties, OK. TER participated in the projects as a non-operator, with the operation conducted by Husky Ventures, Inc.

Production is from the Paleozoic age Hunton Group in the Judy well and the Bromide formation in the Loki well. The Hunton/Bromide are well-known oil and gas producing formation, and recently has been developed by drilling horizontal wells. The vertical depth to the target is between 5,000 and 8,000 feet and the horizontal section may

reach 4,000 feet for a total well length of 12,000-14,000 feet. Well spacing is 160 acres per well are anticipated in the future. TER currently owns interest in two producing wells, the Judy 1-15H and the Loki 1-24. The initial rate of production for the Judy well was 10,000 barrels of oil per month and gas production reached 94 MMcf per month. Production profile for the well had a typical hyperbolic decline which trends to a level production in future years. It is anticipated that the ultimate recovery for the Judy 1-15H will reach 98 MB and close to 1.9 Bcf, an increase over the 2016 year end values. The reserves increase is a result improved products prices and lower operating costs. The Loki 1-24 has produced 1,741 barrels of oil and is currently intermediately and considered to be uneconomical.

PRODUCTS PRICE The twelve months unweighted average prices of first day of the month for oil (WTI) and for the Henry Hub gas used in calculating the 2017 average price resulting in $2.98/MMBtu and $51.34/B. Price differentials of $-0.40 for gas and $-2.81/B were used to reflect actual prices received.

Oil and gas price differentials were calculated from the actual prices realized and were utilized in this evaluation. The average oil and gas prices were held constant throughout the economic life of the leases

OPERATING EXPENSES and CAPITAL COSTS reoccurring lease operating expenses were provided by the company and accepted when seemed reasonable for the type of operation and area. Lease operating expenses were held constant throughout the life of the reserve. Abandonment cost Of $75,000 was included for the well.

TAXES

Production and ad valorem taxes were based on actual Oklahoma tax paid, including a tax reduction to 1.2% of revenue for the first 48 months.

Hedge values were not considered in this evaluation.

Note that oil and gas reserves as well as gross and net revenues are ESTIMATES that may change as additional production and other technical data become available or prices change. All estimates are subject to change due to the inherent uncertainty in the application of judgmental factors as well as regulatory environment.

PEI did not physically visit any of the fields, PEI accepted as true all ownership interests. PEI has not evaluated any potential environmental liability. PEI does not own economic interest in any of the company's assets.

AS OF December 31, 2017

	PROVED DEVELOPED PRODUCING		PROVED UNDEVELOPED	
	OIL, MB	GAS MMCF	OIL, MB	GAS, MMCF
GROSS ULTIMATE RESERVES	99.8	1512.1	0.0	0.0
GROSS REMAINING RESERVES	29.5	561.7	0.0	0.0
NET REMAINING RESERVES	2.3	43.8	0.0	0.0

Values of proved reserves in this report are expressed in terms of ESTIMATED future gross revenue, future net revenue, and present worth using a discount factor of 10%. Future gross revenue is the revenue which will accrue to the appraised interests from production and sale of the estimated net reserves. Net revenue is the gross revenue less production and ad valorem taxes, operating expenses and capital costs. Operating expenses include direct field expenses but exclude general administration costs. Federal income tax was not included in this analysis.

AS OF DECEMBER 31, 2017

	PROVED	
	DEVELOPED PRODUCING	**UNDEVELOPED**
FUTURE GROSS INCOME,M$	240.4	0.0
PRODUCTION AND ADVALOREM TAX, M$	0.5	0.0
OPERATING EXPENSES, M$	107.5	0.0
CAPITAL COST, M$	0.0	0.0
FUTURE NET REVENUE, M$	132.4	0.0
PRESENT VALUE, DISC AT 10%, M$	96.0	0.0

CHANGE	PROVED			
	DEVELOPED PRODUCING		UNDEVELOPED	
	OIL,MB	GAS,MMCF	OIL, MB	GAS, MMCF
REMAINING RESERVES, 12/2016	1.4	23.3	46.8	467.6
2017 PRODUCTION	0.4	13.5	0.0	0.0
RESERVES REVISION	1.3	34.0	-46.8	-467.6
REMAINING RESRVES 12/2017	2.3	43.8	0.0	0.0

This report is followed by detailed cash flow for each well, followed by a one line summary and production plots and forecast. Qualifications of the evaluator is also attached.

Submitted,



STATE OF TEXAS
AMIEL DAVID
REGISTERED
PROFESSIONAL ENGINEER

Amiel David, P.E. #50970

For PeTech Enterprises, Inc. Registration # F-15360

TORCHLIGHT ENERGY, INC
Reserve and Economic Projection
As of 1/1/2018
Custom Selection

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf----	Net Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2018	1	4.47	0.00	88.53	0.35	0.00	6.91	48.53	0.00	2.94
2019	1	3.68	0.00	71.52	0.29	0.00	5.58	48.53	0.00	2.94
2020	1	3.15	0.00	60.53	0.25	0.00	4.72	48.53	0.00	2.94
2021	1	2.75	0.00	52.44	0.21	0.00	4.09	48.53	0.00	2.94
2022	1	2.46	0.00	46.51	0.19	0.00	3.63	48.53	0.00	2.94
2023	1	2.22	0.00	41.87	0.17	0.00	3.27	48.53	0.00	2.94
2024	1	2.04	0.00	38.25	0.16	0.00	2.98	48.53	0.00	2.94
2025	1	1.87	0.00	35.07	0.15	0.00	2.74	48.53	0.00	2.94
2026	1	1.74	0.00	32.50	0.14	0.00	2.54	48.53	0.00	2.94
2027	1	1.63	0.00	30.32	0.13	0.00	2.36	48.53	0.00	2.94
2028	1	1.53	0.00	28.50	0.12	0.00	2.22	48.53	0.00	2.94
2029	1	1.44	0.00	26.78	0.11	0.00	2.09	48.53	0.00	2.94
2030	1	0.48	0.00	8.90	0.04	0.00	0.69	48.53	0.00	2.94
Sub-T		29.47	0.00	561.73	2.30	0.00	43.81	48.53	0.00	2.94
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		29.47	0.00	561.73	2.30	0.00	43.81	48.53	0.00	2.94
Cum.		70.31	0.00	950.34						
Ult.		99.78	0.00	1,512.07						

Year	Company Future Gross Revenue Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod & Adv Taxes Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	Revenue after Sev & Adv ------ M$ ------
2018	16.90	0.00	20.30	0.00	37.20	0.07	0.00	37.13
2019	13.92	0.00	16.40	0.00	30.32	0.06	0.00	30.26
2020	11.93	0.00	13.88	0.00	25.81	0.05	0.00	25.76
2021	10.42	0.00	12.03	0.00	22.45	0.04	0.00	22.40
2022	9.30	0.00	10.66	0.00	19.96	0.04	0.00	19.92
2023	8.41	0.00	9.60	0.00	18.02	0.04	0.00	17.98
2024	7.71	0.00	8.77	0.00	16.49	0.03	0.00	16.45
2025	7.10	0.00	8.04	0.00	15.14	0.03	0.00	15.11
2026	6.59	0.00	7.45	0.00	14.05	0.03	0.00	14.02
2027	6.16	0.00	6.95	0.00	13.11	0.03	0.00	13.09
2028	5.80	0.00	6.54	0.00	12.34	0.02	0.00	12.32
2029	5.46	0.00	6.14	0.00	11.60	0.02	0.00	11.58
2030	1.83	0.00	2.04	0.00	3.87	0.01	0.00	3.86
Sub-T	111.55	0.00	128.82	0.00	240.37	0.48	0.00	239.88
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	111.55	0.00	128.82	0.00	240.37	0.48	0.00	239.88

Year	Deductions Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Future Net Income Before Income Taxes Undiscounted Annual ------ M$ ------	Undiscounted Cumulative ------ M$ ------	Discounted Ann @ 10.00% ------M$ ------	Disc. Cum. Annual @ 10.00% ------ M$ ------
2018	8.71	0.00	0.00	0.00	28.42	28.42	27.17	27.17
2019	8.71	0.00	0.00	0.00	21.55	49.97	18.72	45.89
2020	8.71	0.00	0.00	0.00	17.04	67.01	13.46	59.35
2021	8.71	0.00	0.00	0.00	13.69	80.70	9.82	69.17
2022	8.71	0.00	0.00	0.00	11.21	91.92	7.31	76.49
2023	8.71	0.00	0.00	0.00	9.27	101.18	5.50	81.98
2024	8.71	0.00	0.00	0.00	7.74	108.92	4.17	86.16
2025	8.71	0.00	0.00	0.00	6.40	115.32	3.13	89.29
2026	8.71	0.00	0.00	0.00	5.31	120.63	2.36	91.65
2027	8.71	0.00	0.00	0.00	4.38	125.01	1.77	93.43
2028	8.71	0.00	0.00	0.00	3.60	128.61	1.33	94.75
2029	8.71	0.00	0.00	0.00	2.87	131.48	0.96	95.71
2030	2.98	0.00	0.00	0.00	0.89	132.36	0.28	95.99
Sub-T	107.52	0.00	0.00	0.00	132.36	132.36	95.99	95.99
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	107.52	0.00	0.00	0.00	132.36	132.36	95.99	95.99

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%):	0.00

Present Worth Profile (M$)

PW 5.00% :	111.21
PW 8.00% :	101.52
PW 9.00% :	98.67
PW 12.00% :	91.08
PW 15.00% :	84.66
PW 20.00% :	75.95

TORCHLIGHT ENERGY, INC
Reserve and Economic Projection
As of 1/1/2018
Custom Selection

Year	Wells	Estimated 8/8 Ths Production: Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf----	Net Production: Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2018	1	4.47	0.00	88.53	0.35	0.00	6.91	48.53	0.00	2.94
2019	1	3.68	0.00	71.52	0.29	0.00	5.58	48.53	0.00	2.94
2020	1	3.15	0.00	60.53	0.25	0.00	4.72	48.53	0.00	2.94
2021	1	2.75	0.00	52.44	0.21	0.00	4.09	48.53	0.00	2.94
2022	1	2.46	0.00	46.51	0.19	0.00	3.63	48.53	0.00	2.94
2023	1	2.22	0.00	41.87	0.17	0.00	3.27	48.53	0.00	2.94
2024	1	2.04	0.00	38.25	0.16	0.00	2.98	48.53	0.00	2.94
2025	1	1.87	0.00	35.07	0.15	0.00	2.74	48.53	0.00	2.94
2026	1	1.74	0.00	32.50	0.14	0.00	2.54	48.53	0.00	2.94
2027	1	1.63	0.00	30.32	0.13	0.00	2.36	48.53	0.00	2.94
2028	1	1.53	0.00	28.50	0.12	0.00	2.22	48.53	0.00	2.94
2029	1	1.44	0.00	26.78	0.11	0.00	2.09	48.53	0.00	2.94
2030	1	0.48	0.00	8.90	0.04	0.00	0.69	48.53	0.00	2.94
Sub-T		29.47	0.00	561.73	2.30	0.00	43.81	48.53	0.00	2.94
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		29.47	0.00	561.73	2.30	0.00	43.81	48.53	0.00	2.94
Cum.		70.31	0.00	950.34						
Ult.		99.78	0.00	1,512.07						

Year	Company Future Gross Revenue: Oil ---- M$ ----	NGL ---- M$ ----	Gas ---- M$ ----	Other ---- M$ ----	Total ---- M$ ----	Prod & Adv Taxes: Prod Tax ---- M$ ----	Adv Tax ---- M$ ----	Revenue after Sev & Adv ---- M$ ----
2018	16.90	0.00	20.30	0.00	37.20	0.07	0.00	37.13
2019	13.92	0.00	16.40	0.00	30.32	0.06	0.00	30.26
2020	11.93	0.00	13.88	0.00	25.81	0.05	0.00	25.76
2021	10.42	0.00	12.03	0.00	22.45	0.04	0.00	22.40
2022	9.30	0.00	10.66	0.00	19.96	0.04	0.00	19.92
2023	8.41	0.00	9.60	0.00	18.02	0.04	0.00	17.98
2024	7.71	0.00	8.77	0.00	16.49	0.03	0.00	16.45
2025	7.10	0.00	8.04	0.00	15.14	0.03	0.00	15.11
2026	6.59	0.00	7.45	0.00	14.05	0.03	0.00	14.02
2027	6.16	0.00	6.95	0.00	13.11	0.03	0.00	13.09
2028	5.80	0.00	6.54	0.00	12.34	0.02	0.00	12.32
2029	5.46	0.00	6.14	0.00	11.60	0.02	0.00	11.58
2030	1.83	0.00	2.04	0.00	3.87	0.01	0.00	3.86
Sub-T	111.55	0.00	128.82	0.00	240.37	0.48	0.00	239.88
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	111.55	0.00	128.82	0.00	240.37	0.48	0.00	239.88

Year	Deductions: Lease Net Costs ---- M$ ----	Net Investments ---- M$ ----	Trans. Costs ---- M$ ----	Net Profits ---- M$ ----	Future Net Income Before Income Taxes: Undiscounted Annual ---- M$ ----	Undiscounted Cumulative ---- M$ ----	Discounted Ann @ 10.00% ----M$ ----	Disc. Cum. Annual @ 10.00% ---- M$ ----
2018	8.71	0.00	0.00	0.00	28.42	28.42	27.17	27.17
2019	8.71	0.00	0.00	0.00	21.55	49.97	18.72	45.89
2020	8.71	0.00	0.00	0.00	17.04	67.01	13.46	59.35
2021	8.71	0.00	0.00	0.00	13.69	80.70	9.82	69.17
2022	8.71	0.00	0.00	0.00	11.21	91.92	7.31	76.49
2023	8.71	0.00	0.00	0.00	9.27	101.18	5.50	81.98
2024	8.71	0.00	0.00	0.00	7.74	108.92	4.17	86.16
2025	8.71	0.00	0.00	0.00	6.40	115.32	3.13	89.29
2026	8.71	0.00	0.00	0.00	5.31	120.63	2.36	91.65
2027	8.71	0.00	0.00	0.00	4.38	125.01	1.77	93.43
2028	8.71	0.00	0.00	0.00	3.60	128.61	1.33	94.75
2029	8.71	0.00	0.00	0.00	2.87	131.48	0.96	95.71
2030	2.98	0.00	0.00	0.00	0.89	132.36	0.28	95.99
Sub-T	107.52	0.00	0.00	0.00	132.36	132.36	95.99	95.99
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	107.52	0.00	0.00	0.00	132.36	132.36	95.99	95.99

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%):	0.00

Present Worth Profile (M$)

PW 5.00% :	111.21
PW 8.00% :	101.52
PW 9.00% :	98.67
PW 12.00% :	91.08
PW 15.00% :	84.66
PW 20.00% :	75.95

TORCHLIGHT ENERGY, INC
Reserve and Economic Projection
As of 1/1/2018
Custom Selection

Proved Rsv Class
Producing Rsv Category

Year	Wells	Estimated 8/8 Ths Production: Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Net Production: Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2018	1	4.47	0.00	88.53	0.35	0.00	6.91	48.53	0.00	2.94
2019	1	3.68	0.00	71.52	0.29	0.00	5.58	48.53	0.00	2.94
2020	1	3.15	0.00	60.53	0.25	0.00	4.72	48.53	0.00	2.94
2021	1	2.75	0.00	52.44	0.21	0.00	4.09	48.53	0.00	2.94
2022	1	2.46	0.00	46.51	0.19	0.00	3.63	48.53	0.00	2.94
2023	1	2.22	0.00	41.87	0.17	0.00	3.27	48.53	0.00	2.94
2024	1	2.04	0.00	38.25	0.16	0.00	2.98	48.53	0.00	2.94
2025	1	1.87	0.00	35.07	0.15	0.00	2.74	48.53	0.00	2.94
2026	1	1.74	0.00	32.50	0.14	0.00	2.54	48.53	0.00	2.94
2027	1	1.63	0.00	30.32	0.13	0.00	2.36	48.53	0.00	2.94
2028	1	1.53	0.00	28.50	0.12	0.00	2.22	48.53	0.00	2.94
2029	1	1.44	0.00	26.78	0.11	0.00	2.09	48.53	0.00	2.94
2030	1	0.48	0.00	8.90	0.04	0.00	0.69	48.53	0.00	2.94
Sub-T		29.47	0.00	561.73	2.30	0.00	43.81	48.53	0.00	2.94
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		29.47	0.00	561.73	2.30	0.00	43.81	48.53	0.00	2.94
Cum.		70.31	0.00	950.34						
Ult.		99.78	0.00	1,512.07						

Year	Company Future Gross Revenue: Oil ---- M$ ----	NGL ---- M$ ----	Gas ---- M$ ----	Other ---- M$ ----	Total ---- M$ ----	Prod & Adv Taxes: Prod Tax ---- M$ ----	Adv Tax ---- M$ ----	Revenue after Sev & Adv ---- M$ ----
2018	16.90	0.00	20.30	0.00	37.20	0.07	0.00	37.13
2019	13.92	0.00	16.40	0.00	30.32	0.06	0.00	30.26
2020	11.93	0.00	13.88	0.00	25.81	0.05	0.00	25.76
2021	10.42	0.00	12.03	0.00	22.45	0.04	0.00	22.40
2022	9.30	0.00	10.66	0.00	19.96	0.04	0.00	19.92
2023	8.41	0.00	9.60	0.00	18.02	0.04	0.00	17.98
2024	7.71	0.00	8.77	0.00	16.49	0.03	0.00	16.45
2025	7.10	0.00	8.04	0.00	15.14	0.03	0.00	15.11
2026	6.59	0.00	7.45	0.00	14.05	0.03	0.00	14.02
2027	6.16	0.00	6.95	0.00	13.11	0.03	0.00	13.09
2028	5.80	0.00	6.54	0.00	12.34	0.02	0.00	12.32
2029	5.46	0.00	6.14	0.00	11.60	0.02	0.00	11.58
2030	1.83	0.00	2.04	0.00	3.87	0.01	0.00	3.86
Sub-T	111.55	0.00	128.82	0.00	240.37	0.48	0.00	239.88
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	111.55	0.00	128.82	0.00	240.37	0.48	0.00	239.88

Year	Deductions: Lease Net Costs ---- M$ ----	Net Investments ---- M$ ----	Trans. Costs ---- M$ ----	Net Profits ---- M$ ----	Future Net Income Before Income Taxes: Undiscounted Annual ---- M$ ----	Undiscounted Cumulative ---- M$ ----	Discounted Ann @ 10.00% ---- M$ ----	Disc. Cum. Annual @ 10.00% ---- M$ ----
2018	8.71	0.00	0.00	0.00	28.42	28.42	27.17	27.17
2019	8.71	0.00	0.00	0.00	21.55	49.97	18.72	45.89
2020	8.71	0.00	0.00	0.00	17.04	67.01	13.46	59.35
2021	8.71	0.00	0.00	0.00	13.69	80.70	9.82	69.17
2022	8.71	0.00	0.00	0.00	11.21	91.92	7.31	76.49
2023	8.71	0.00	0.00	0.00	9.27	101.18	5.50	81.98
2024	8.71	0.00	0.00	0.00	7.74	108.92	4.17	86.16
2025	8.71	0.00	0.00	0.00	6.40	115.32	3.13	89.29
2026	8.71	0.00	0.00	0.00	5.31	120.63	2.36	91.65
2027	8.71	0.00	0.00	0.00	4.38	125.01	1.77	93.43
2028	8.71	0.00	0.00	0.00	3.60	128.61	1.33	94.75
2029	8.71	0.00	0.00	0.00	2.87	131.48	0.96	95.71
2030	2.98	0.00	0.00	0.00	0.89	132.36	0.28	95.99
Sub-T	107.52	0.00	0.00	0.00	132.36	132.36	95.99	95.99
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	107.52	0.00	0.00	0.00	132.36	132.36	95.99	95.99

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%):	0.00

Present Worth Profile (M$)

PW 5.00% :	111.21
PW 8.00% :	101.52
PW 9.00% :	98.67
PW 12.00% :	91.08
PW 15.00% :	84.66
PW 20.00% :	75.95

TORCHLIGHT ENERGY, INC
Reserve and Economic Projection
As of 1/1/2018
Custom Selection

Proved Producing

		Estimated 8/8 Ths Production			Net Production					
Year	Wells	Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf----	Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2018	1	4.47	0.00	88.53	0.35	0.00	6.91	48.53	0.00	2.94
2019	1	3.68	0.00	71.52	0.29	0.00	5.58	48.53	0.00	2.94
2020	1	3.15	0.00	60.53	0.25	0.00	4.72	48.53	0.00	2.94
2021	1	2.75	0.00	52.44	0.21	0.00	4.09	48.53	0.00	2.94
2022	1	2.46	0.00	46.51	0.19	0.00	3.63	48.53	0.00	2.94
2023	1	2.22	0.00	41.87	0.17	0.00	3.27	48.53	0.00	2.94
2024	1	2.04	0.00	38.25	0.16	0.00	2.98	48.53	0.00	2.94
2025	1	1.87	0.00	35.07	0.15	0.00	2.74	48.53	0.00	2.94
2026	1	1.74	0.00	32.50	0.14	0.00	2.54	48.53	0.00	2.94
2027	1	1.63	0.00	30.32	0.13	0.00	2.36	48.53	0.00	2.94
2028	1	1.53	0.00	28.50	0.12	0.00	2.22	48.53	0.00	2.94
2029	1	1.44	0.00	26.78	0.11	0.00	2.09	48.53	0.00	2.94
2030	1	0.48	0.00	8.90	0.04	0.00	0.69	48.53	0.00	2.94
Sub-T		29.47	0.00	561.73	2.30	0.00	43.81	48.53	0.00	2.94
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		29.47	0.00	561.73	2.30	0.00	43.81	48.53	0.00	2.94
Cum.		68.37	0.00	950.34						
Ult.		97.84	0.00	1,512.07						

	Company Future Gross Revenue					Prod & Adv Taxes		Revenue
Year	Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	after Sev & Adv ------- M$ -------
2018	16.90	0.00	20.30	0.00	37.20	0.07	0.00	37.13
2019	13.92	0.00	16.40	0.00	30.32	0.06	0.00	30.26
2020	11.93	0.00	13.88	0.00	25.81	0.05	0.00	25.76
2021	10.42	0.00	12.03	0.00	22.45	0.04	0.00	22.40
2022	9.30	0.00	10.66	0.00	19.96	0.04	0.00	19.92
2023	8.41	0.00	9.60	0.00	18.02	0.04	0.00	17.98
2024	7.71	0.00	8.77	0.00	16.49	0.03	0.00	16.45
2025	7.10	0.00	8.04	0.00	15.14	0.03	0.00	15.11
2026	6.59	0.00	7.45	0.00	14.05	0.03	0.00	14.02
2027	6.16	0.00	6.95	0.00	13.11	0.03	0.00	13.09
2028	5.80	0.00	6.54	0.00	12.34	0.02	0.00	12.32
2029	5.46	0.00	6.14	0.00	11.60	0.02	0.00	11.58
2030	1.83	0.00	2.04	0.00	3.87	0.01	0.00	3.86
Sub-T	111.55	0.00	128.82	0.00	240.37	0.48	0.00	239.88
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	111.55	0.00	128.82	0.00	240.37	0.48	0.00	239.88

	Deductions				Future Net Income Before Income Taxes			
					Undiscounted		Discounted Ann	Disc. Cum.
Year	Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Annual ------ M$ ------	Cumulative ------ M$ ------	@ 10.00% -------M$ -------	Annual @ 10.00% ------- M$ -------
2018	8.71	0.00	0.00	0.00	28.42	28.42	27.17	27.17
2019	8.71	0.00	0.00	0.00	21.55	49.97	18.72	45.89
2020	8.71	0.00	0.00	0.00	17.04	67.01	13.46	59.35
2021	8.71	0.00	0.00	0.00	13.69	80.70	9.82	69.17
2022	8.71	0.00	0.00	0.00	11.21	91.92	7.31	76.49
2023	8.71	0.00	0.00	0.00	9.27	101.18	5.50	81.98
2024	8.71	0.00	0.00	0.00	7.74	108.92	4.17	86.16
2025	8.71	0.00	0.00	0.00	6.40	115.32	3.13	89.29
2026	8.71	0.00	0.00	0.00	5.31	120.63	2.36	91.65
2027	8.71	0.00	0.00	0.00	4.38	125.01	1.77	93.43
2028	8.71	0.00	0.00	0.00	3.60	128.61	1.33	94.75
2029	8.71	0.00	0.00	0.00	2.87	131.48	0.96	95.71
2030	2.98	0.00	0.00	0.00	0.89	132.36	0.28	95.99
Sub-T	107.52	0.00	0.00	0.00	132.36	132.36	95.99	95.99
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	107.52	0.00	0.00	0.00	132.36	132.36	95.99	95.99

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%):	0.00

Ownership Interests

	Initial	1st Rev.	2nd Rev.
W. I. :	0.10000000	0.00000000	0.00000000
Net R. I. :	0.07800000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile (M$)

PW 5.00% :	111.21
PW 8.00% :	101.52
PW 9.00% :	98.67
PW 12.00% :	91.08
PW 15.00% :	84.66
PW 20.00% :	75.95

LOKI 1-24 - 1-24

N/A Field, JOHNSTON (OK) Co., OK
Operator : HUSKY VENTURES INC
Reservoir : BROMIDE

TORCHLIGHT ENERGY, INC
Reserve and Economic Projection
As of 1/1/2018
Custom Selection

Proved Producing

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl ----	NGL --- Mgal ---	Gas ---- MMcf----	Net Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -

NON-ECONOMIC

Sub-T		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Cum.		1.94	0.00	0.00						
Ult.		1.94	0.00	0.00						

Year	Company Future Gross Revenue Oil ---- M$ ----	NGL ---- M$ ----	Gas ---- M$ ----	Other ---- M$ ----	Total ---- M$ ----	Prod & Adv Taxes Prod Tax ---- M$ ----	Adv Tax ---- M$ ----	Revenue after Sev & Adv ---- M$ ----
2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Sub-T	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Year	Deductions Lease Net Costs ---- M$ ----	Net Investments ---- M$ ----	Trans. Costs ---- M$ ----	Net Profits ---- M$ ----	Future Net Income Before Income Taxes Undiscounted Annual ---- M$ ----	Cumulative ---- M$ ----	Discounted Ann @ 10.00% ----M$ ----	Disc. Cum. Annual @ 10.00% ---- M$ ----
2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Sub-T	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%):	0.00

Ownership Interests

	Initial	1st Rev.	2nd Rev.
W. I. :	0.30000000	0.00000000	0.00000000
Net R. I. :	0.23400000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile (M$)

PW 5.00% :	0.00
PW 8.00% :	0.00
PW 9.00% :	0.00
PW 12.00% :	0.00
PW 15.00% :	0.00
PW 20.00% :	0.00

Economic One-Liners

As of Date: 1/1/2018

Project Name : TORCHLIGHT ENERGY, INC

Ownership Group : All Cases

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves: Oil, Cond, NGL * (Mbbl)	Net Reserves: Gas (MMcf)	Net Revenue: Oil, Cond, NGL * (M$)	Net Revenue: Gas (M$)	Net Revenue: Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow: Non-Disc. (M$)	Cash Flow: Disc. CF (M$)	Life (years)
Grand Total	**Total**	**2.30**	**43.81**	**111.55**	**128.82**	**0.00**	**108.00**	**0.00**	**132.36**	**95.99**	**12.34**
Proved Rsv Class	**Total**	**2.30**	**43.81**	**111.55**	**128.82**	**0.00**	**108.00**	**0.00**	**132.36**	**95.99**	**12.34**
Proved Rsv Class Producing Rsv Category	**Total**	**2.30**	**43.81**	**111.55**	**128.82**	**0.00**	**108.00**	**0.00**	**132.36**	**95.99**	**12.34**
Proved Rsv Class Producing Rsv Category OK State											
JUDY 1-15H - 1-15H	*P-DP*	2.30	43.81	111.55	128.82	0.00	108.00	0.00	132.36	95.99	12.34
LOKI 1-24 - 1-24	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

* Assumes Oil, Condensate and NGL are all using the same units.

Case Name: JUDY 1-15H
Field: SOONER TREND
County,State: KINGFISHER (OK),OK

Oper: HUSKY VENTURES INC

Disc Value: 95.99 M$



Water (bbl/mon)
Gas (Mcf/mon)
GOR (scf/bbl)
Oil (bbl/mon)
10000
1000
100
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

Case Name: LOKI 1-24
Field: N/A
County,State: JOHNSTON (OK),OK

Oper: HUSKY VENTURES INC

Disc Value: 0.00 M$



Water (bbl/mon)
Gas (Mcf/mon)
GOR (scf/bbl)
Oil (bbl/mon)
1000
1000
100
100
10
10
100
.0001
10
.00001
1
.000001
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023